Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-85064) of the H.J. Heinz Finance Company of our report dated July 2, 2002 relating to the financial statements of H.J. Heinz Finance Company, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Heinz Finance Selected Historical Consolidated and Combined Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP
Pittsburgh, PA

December 4, 2002